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INDEPENDENT AUDITORS' CONSENT


WE CONSENT TO THE USE IN THIS REGISTRATION STATEMENT OF INTRAV, INC. ON FORM S-2 OF OUR REPORT DATED FEBRUARY 9, 1999 APPEARING IN THE PROSPECTUS, WHICH IS PART OF THIS REGISTRATION STATEMENT AND TO THE REFERENCE TO US UNDER THE HEADING "EXPERTS" IN SUCH PROSPECTUS.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
ST. LOUIS, MISSOURI

FEBRUARY 26, 1999